Exhibit 10.47

SECOND AMENDMENT TO
HALLIBURTON COMPANY EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED FEBRUARY 11, 2009

WHEREAS, the Board of Directors of Halliburton Company (the “Board”) has previously adopted the Halliburton Company Employee Stock Purchase Plan, as amended and restated February 11, 2009 (the “Plan”), and subsequently approved by the stockholders of Halliburton Company on May 20, 2009;

WHEREAS, pursuant to paragraph 16 of the Plan, the Board has the authority to amend the Plan or any part thereof from time to time;

WHEREAS, the Board now desires to amend the Plan in certain respects;

NOW, THEREFORE, the Board does hereby amend the Plan, effective as of the date signed below, as follows:

1.    The definition of “Purchase Period” in paragraph 2 of the Plan is amended to read as follows:

“'Purchase Period' means a period of approximately three months beginning on the first Trading Day of each calendar quarter that begins on January 1, April 1, July 1, or October 1 and ending on the last Trading Day of the respective calendar quarter ending March 31, June 30, September 30, or December 31. The Committee shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.”

2.    All other provisions of the Plan shall remain the same and are hereby ratified.

IN WITNESS WHEREOF, Halliburton Company has caused these presents to be duly executed this 11th day of December, 2012.

HALLIBURTON COMPANY

By: /s/ David J. Lesar
David J. Lesar
Chairman of the Board, President and
Chief Executive Officer